EXHIBIT 99.1


[GRAPHIC OMITTED]                               Investor Contact:  Lauren Felice
                                                               RFBinder Partners
                                                             Phone: 212-994-7541
                                               Email: lauren.felice@rfbinder.com



   Smith & Wollensky Reports Improved Fourth Quarter & 2003 Financial Results


New York, March 11, 2004 - The Smith & Wollensky Restaurant Group, Inc. (Nasdaq:
SWRG) today announced financial results for the fourth quarter and year ended December 29, 2003.

Total owned restaurant sales for the quarter ended December 29, 2003 were $25.6 million, a 17.1% increase from the corresponding period in 2002. Comparable owned restaurant sales for the quarter rose 11.7% from a year ago. Comparable owned restaurant sales include only units that have been open for 15 months or longer. Net income for the fourth quarter of 2003 was $635,000, or $0.06 per share on a diluted basis, a 38% increase from the net income of $461,000, or $0.05 per share, for the fourth quarter of 2002.

For the full year, total owned restaurant sales were $93.3 million, a 20.7% increase from 2002. Comparable owned restaurant sales for 2003 were up 12.3% from the previous year. The net loss for the year was $722,000, or $0.08 per share, substantially lower than the net loss of $2.1 million, or $0.23 per share, in 2002. Approximately one-third of the loss in 2002 was attributable to a pre-tax charge of $722,000 related to the Company's investment in a managed restaurant.

Chairman and CEO Alan Stillman said, "We are pleased with our improved financial results for both the fourth quarter and 2003 as a whole. Our sales momentum, especially at Smith & Wollensky restaurants outside New York, remained excellent even as we began comparing against stronger year-ago periods in the second half. This momentum clearly has carried over into 2004, as comparable owned restaurant sales have risen approximately 7% from a year ago in both January and February."

Mr. Stillman continued, "Extreme volatility in beef costs last year pushed food costs higher as a percentage of sales. In response, the Company increased prices selectively during the year. The Company estimates the impact of higher beef costs on cost of goods sold for comparable restaurants for the year at approximately $1.5 million."

Mr. Stillman concluded, "We opened one new Smith & Wollensky restaurant in 2003, in Dallas last March. Shortly after year-end, we opened our second Texas unit in Houston, and we are very pleased with the initial sales trends there. Our next new Smith & Wollensky is scheduled to open in Boston this fall."

Conference Call

Alan Stillman, Chairman & CEO, and Alan Mandel, CFO, will conduct a conference call to review the Company's financial results for the fourth quarter and year ended December 29, 2003 at 5:30 p.m. ET on March 11, 2004. Interested parties may listen to the live call over the Internet via http://www.smithandwollensky.com. To listen to the live call please go to the website at least 15 minutes early to register and to download and install any necessary audio software. If you are unable to listen live, the conference call will also be archived on the website listed above. An audio recording of the conference call, which may contain material non-public information regarding the Company's results of operations or financial condition for the fourth quarter of 2003, is expected to be posted on the Company's website under the heading Investor Relations immediately following the conference call.


About Smith & Wollensky Restaurant Group

The Smith & Wollensky Restaurant Group develops, owns and operates high-end, high-volume restaurants in major cities across the United States. The original Smith & Wollensky, a traditional New York steakhouse, opened in 1977 and is currently believed to be the largest-grossing a la carte restaurant in the country. Since its inception, the company has grown to include 17 restaurants, including Smith & Wollensky in New York, Miami Beach, Chicago, New Orleans, Las Vegas, Washington, D.C., Philadelphia, Columbus, Dallas and Houston. SWRG also operates seven other restaurants in New York and Chicago, including Cite, Maloney & Porcelli, Manhattan Ocean Club, Mrs. Park's Tavern, ONEc.p.s., Park Avenue Cafe and The Post House.



Except for historical information contained herein, the statements made in this press release regarding the Company's business, strategy and results of operations are forward-looking statements which are based on management's beliefs and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that may cause such differences include changes in economic conditions generally or in each of the markets in which the Company is located, unanticipated changes in labor or food costs, changes in consumer preferences, the level of competition in the high-end segment of the restaurant industry and the success of the Company's growth strategy. For a more detailed description of such factors, please see the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                            (Financial Tables Follow)

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations
             (dollar amounts in thousands, except per share amounts)

                                                    Three Months Ended          Fiscal Year Ended
                                                 December 29, December 30,   December 29, December 30,
                                                     2003         2002           2003         2002
                                                  -----------   ----------     ----------   ----------
Owned restaurant sales                          $     25,582       21,855         93,326       77,310
                                                  -----------   ----------     ----------   ----------

      Total cost of owned restaurant sales            22,433       19,295         83,518       70,158
                                                  -----------   ----------     ----------   ----------

Income from owned restaurant operations                3,149        2,560          9,808        7,152

Management fee income                                    839          643          2,182        2,407

Charge for investment in managed restaurants               -            -              -         (722)
                                                  -----------   ----------     ----------   ----------

Income from owned and managed restaurants              3,988        3,203         11,990        8,837

General and administrative expenses                    2,699        2,300         10,137        9,573

Royalty expense                                          372          305          1,418        1,089

Goodwill impairment                                        -           75              -           75

                                                  -----------   ----------     ----------   ----------
Operating income (loss)                                  917          523            435       (1,900)

Interest expense                                        (226)         (93)          (991)        (242)
Amortization of deferred debt financing costs            (20)          (9)           (59)          (9)
Interest income                                           10           52             99          193
                                                  -----------   ----------     ----------   ----------
Interest expense, net                                   (236)         (50)          (951)         (58)

Income (loss) before provision
   for income taxes                                      681          473           (516)      (1,958)

Provision for income taxes                                46           12            206          169
                                                  -----------   ----------     ----------   ----------

Net income (loss)                               $        635          461           (722)      (2,127)
                                                  ===========   ==========     ==========   ==========

Net income (loss) per common share:
   Basic                                        $       0.07         0.05          (0.08)       (0.23)
                                                  ===========   ==========     ==========   ==========
   Diluted                                      $       0.06         0.05          (0.08)       (0.23)
                                                  ===========   ==========     ==========   ==========
Weighted average common shares outstanding:
   Basic                                           9,375,664    9,354,266      9,364,075    9,354,266
                                                  ===========   ==========     ==========   ==========
   Diluted                                        10,071,452    9,669,058      9,364,075    9,354,266
                                                  ===========   ==========     ==========   ==========

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets
             (dollar amounts in thousands, except per share amounts)

                                                                   December 29,     December 30,
                           Assets                                      2003            2002
                                                                   -------------  ----------------

Current assets:
   Cash                                                          $        1,898             4,158
   Short-term investments                                                   978             3,636
   Accounts receivable, net                                               3,098             2,261
   Merchandise inventory                                                  4,589             3,578
   Prepaid expenses and other current assets                                729             1,465
                                                                   -------------  ----------------
           Total current assets                                          11,292            15,098

Property and equipment, net                                              62,556            46,693
Goodwill, net                                                             6,886             6,886
Licensing agreement, net                                                  3,338             3,258
Management contract, net                                                    729               829
Long-term investments                                                         -             1,684
Other assets                                                              3,863             3,407
                                                                   -------------  ----------------

           Total assets                                          $       88,664            77,855
                                                                   =============  ================

            Liabilities and Stockholders' Equity

Current liabilities:
   Current portion of long-term debt                             $        2,121             1,157
   Accounts payable and accrued expenses                                 10,685             8,851
                                                                   -------------  ----------------
           Total current liabilities                                     12,806            10,008

Obligations under capital lease                                           9,991                 -
Long-term debt, net of current portion                                    6,099             8,232
Deferred rent                                                             6,008             5,209
                                                                   -------------  ----------------
           Total liabilities                                             34,904            23,449

Stockholders' equity:
   Common stock (par value $.01; authorized 40,000,000 shares;
    9,376,249 and 9,354,266 shares issued and outstanding at
    December 29, 2003 and December 30, 2002, respectively)                   94                94
   Additional paid-in capital                                            69,940            69,854
   Accumulated deficit                                                  (16,213)          (15,491)
   Accumulated other comprehensive loss                                     (61)              (51)
                                                                   -------------  ----------------

                                                                         53,760            54,406
                                                                   -------------  ----------------



           Total liabilities and stockholders' equity            $       88,664            77,855
                                                                   =============  ================



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